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                                                                      EXHIBIT 32


  WRITTEN STATEMENT OF THE PRESIDENT AND CHIEF EXECUTIVE AND FINANCIAL OFFICER
                           PURSUANT TO 18 U.S.C. "1350

Solely for the purposes of complying with 18 U.S.C. "1350, I, the undersigned President and Chief Executive and Financial Officer of Avenue Entertainment Group, Inc. (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-QSB of the Company for the quarter ended September 30, 2004 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



                                                              /s/ Cary Brokaw
November 15, 2004